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                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                           greenmountain.com company

                              A STOCK CORPORATION


     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the corporation (the "Corporation") is greenmountain.com company.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $1.00 per share.

     FIFTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter
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in effect. Without limiting the generality or the effect of the foregoing, the
Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Fifth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

     SIXTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

     SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

     EIGHTH: The name and mailing address of the incorporator is Peter H. Zamore, 55 Green Mountain Drive, South Burlington, Vermont 05407-2206.

                                       2
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     IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 3rd day of March, 1999.

                                  /s/ Peter H. Zamore
                                  ---------------------------------------------
                                  Peter H. Zamore

                                       3
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                           CERTIFICATE OF CORRECTION
                      FILED TO CORRECT A CERTAIN ERROR IN
                       THE CERTIFICATE OF INCORPORATION
                                      OF

                           greenmountain.com company



     greenmountain.com company (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

DOES HEREBY CERTIFY that:

     1.   The name of the Corporation is greenmountain.com company.

     2. A Certificate of Incorporation (the "Certificate") was filed by the Secretary of State of Delaware on March 3, 1999, and the Certificate requires correction as permitted by Section 103 of the DGCL.

     3. The inaccuracy or defect of the Certificate to be corrected is as follows:
               certain typographical errors in the name of the Corporation.

     4. Article 1 of the Certificate is corrected to read in its entirety as follows:
          "FIRST: The name of the corporation (the "Corporation") is GreenMountain.com Company."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by Peter H. Zamore, its Secretary, this 15th day of March, 1999.
                              greenmountain.com company

                              By:/s/ Peter H. Zamore
                                 ---------------------------------------------
                                 Peter H. Zamore, Secretary
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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                           GREENMOUNTAIN.COM COMPANY

     GreenMountain.com Company (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: The Corporation has not received any payment for any of its stock.

     SECOND: The Board of Directors of the Corporation has duly adopted the following resolution setting forth and adopting an amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Board of Directors of GreenMountain.com Company (the "Company") hereby adopts, approves and declares advisable the following amendment to the Company's Certificate of Incorporation in order to increase the authorized Common Stock of the Company from 1,000 shares to 150,000,000 shares and change the par value per share of the Common Stock of the Company from $1.00 to $0.01:

          "Paragraph FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

               FOURTH: The total number of shares which the Corporation shall have authority to issue is 150,000,000 shares of Common Stock, par value of $0.01 per share."

     THIRD: The amendment was duly adopted in accordance with the provisions of
Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, GreenMountain.com Company has caused this certificate to be signed by Peter H. Zamore, its Secretary, on May 20, 1999.



                                    By: /s/ PETER H. ZAMORE
                                        --------------------------------
                                        Peter H. Zamore, Secretary